                                  EXHIBIT 99(2)

           FORM OF COMSTOCK STOCKHOLDER LETTER, NOTICE, AND PROXY CARD

                                COMSTOCK BANCORP
                                 6275 NEIL ROAD
                               RENO, NEVADA 89511

                                 MARCH 19, 1999

Dear Comstock Bancorp stockholders:

        You are cordially invited to attend the Annual Meeting to be held on April 28, 1999, at 4:00 p.m. Pacific Time in the second floor Conference Center of Comstock Bank's Administrative Headquarters Building, 6275 Neil Road, Reno, Nevada 89511. At the Annual Meeting, holders of common stock of Comstock Bancorp will be asked to adopt the merger agreement dated as of January 12, 1999 by and among First Security Corporation, its subsidiary First Security Bank of Nevada, Comstock Bancorp and its subsidiary, Comstock Bank. The merger agreement provides for the merger of Comstock Bancorp with and into First Security Corporation, and for the subsequent combination of Comstock Bank into First Security Bank of Nevada.

        When the merger of Comstock Bancorp with and into First Security Corporation becomes effective, each outstanding share of Comstock Bancorp common stock (other than shares held by stockholders who properly perfect dissenters' rights) will be exchanged for First Security Corporation common stock. We have received an opinion from Hovde Financial, Inc., Comstock Bancorp's financial advisor, that the merger consideration is fair from a financial point of view to the holders of Comstock Bancorp common stock.

        Your Board of Directors believes that the merger of Comstock Bancorp with and into First Security Corporation is in the best interests of Comstock Bancorp's stockholders. The Board of Directors unanimously recommends that stockholders vote FOR adoption of the merger proposal. The terms of the proposed merger and important information relating to Comstock Bancorp and First Security Corporation are explained in the accompanying Prospectus/Proxy Statement. Please give this document your prompt attention.

        TO APPROVE THE PROPOSED MERGER, IT IS NECESSARY THAT THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMSTOCK BANCORP COMMON STOCK VOTE IN FAVOR OF THE MERGER. AN ABSTENTION OR FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE PROPOSED MERGER.

        At the Annual Meeting, Comstock Bancorp stockholders will also be asked to consider and vote upon (i) election of nine nominees to serve as directors of Comstock Bancorp until the 2000 Annual Meeting of Stockholders or until completion of the merger and (ii) ratification of the Board of Directors' appointment of Kafoury, Armstrong & Company to serve as independent auditors of Comstock Bancorp for the year ending December 31, 1999.

        We enclose a proxy for your use. The proxy relates to the proposal to adopt the merger agreement and approve the acquisition contemplated thereby, as well as the proposals to elect directors and ratify the appointment of independent auditors. Please indicate your voting instructions and sign, date and return the proxy promptly in the postage-paid envelope provided. Regardless of whether you plan to attend the Annual Meeting in person, it is important that you return the enclosed proxy so that your shares of Comstock Bancorp common stock will be voted.

        Thank you for your attention to this important matter.

                                         Sincerely,

                                         /s/ Robert N. Barone
                                         Robert N. Barone
                                         Chairman and Chief Executive Officer

                                COMSTOCK BANCORP
                                 6275 NEIL ROAD
                               RENO, NEVADA 89511

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 28, 1999

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Comstock Bancorp will be held at Comstock Bank's Administrative Headquarters Building, Second Floor Conference Center, 6275 Neil Road, Reno, Nevada 89511 on Wednesday, April 28, 1999 at 4:00 p.m. Pacific Time for purposes of considering and voting on the following matters:

1.      Approval of Merger Agreement:

Adoption and approval of the merger agreement dated as of January 12, 1999 by and among First Security Corporation, its subsidiary First Security Bank of Nevada, Comstock Bancorp and its subsidiary Comstock Bank;

2.      Election of Directors:

Election of nine directors to serve until the 2000 Annual Meeting of Stockholders or until their successors are elected and qualified or the merger contemplated by the merger agreement, if approved, is consummated;

3.      Ratification of Appointment of Independent Auditors:

Ratification of the appointment of Kafoury, Armstrong & Co. as independent auditors of Comstock Bancorp for the fiscal year ending December 31, 1999 or the merger contemplated by the merger agreement, if approved, is consummated;

4.      Other Business:

Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Comstock Bancorp stockholders of record as of the close of business on March 19, 1999, are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified or on any date or dates to which the meeting may be adjourned or postponed.

Under Nevada law, stockholders of record of Comstock Bancorp on March 19, 1999 have the right to dissent from the merger contemplated by the merger agreement and, if the merger is consummated, to receive payment in an amount equal to the fair value of their shares of Comstock Bancorp common stock. Stockholders of Comstock Bancorp who desire to exercise dissenters' rights must follow the procedures set forth in '92A.300 through '92A.500 of the Nevada Revised Statutes, a copy of which is attached hereto as Appendix C. Failure by a stockholder to comply with the procedures set forth in '92A.300 through '92A.500 of the Nevada Revised Statutes could result in the loss of his or her dissenters' rights.

AT ANY TIME PRIOR TO THE PROXIES BEING VOTED, PROXIES ARE REVOCABLE BY WRITTEN NOTICE TO THE SECRETARY OF COMSTOCK BANCORP OR BY GIVING A DULY EXECUTED PROXY BEARING A LATER DATE.

THE BOARD OF DIRECTORS OF COMSTOCK BANCORP RECOMMENDS THAT YOU VOTE

-       FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT;

- FOR ELECTION OF THE NINE NOMINEES IDENTIFIED HEREIN AS DIRECTORS OF COMSTOCK BANCORP; AND

-       FOR RATIFICATION OF THE BOARD OF DIRECTORS' APPOINTMENT OF INDEPENDENT
        AUDITORS.

                                By Order of the Board of Directors,
Reno, Nevada                    /s/ Robert N. Barone
March 19, 1999                  ROBERT N. BARONE,
                                Chairman, Chief Executive Officer and Treasurer
                                /s/ Larry A. Platz
                                LARRY A.  PLATZ, President and Secretary

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE COMSTOCK BANCORP THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED, PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                      PROXY
                                COMSTOCK BANCORP

                       1999 ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 28, 1999


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints each of Messrs. Robert N. Barone and Larry A. Platz (together, the "Proxies"), each with the power to appoint his or her substitute, as proxies of the undersigned, and hereby authorizes them to represent and to vote all the shares of common stock, of Comstock Bancorp held by the undersigned on March 19, 1999, at the Annual Meeting of Stockholders of Comstock Bancorp to be held at the main office of Comstock Bank, 6275 Neil Road, Reno, Nevada at 4:00 p.m. Pacific Time on April 28, 1999 and any adjournment thereof, as follows:

1.      A proposal to adopt and approve an Agreement and Plan of                      FOR    AGAINST   ABSTAIN
        Reorganization dated as of January 12, 1999 by and among First                [ ]      [ ]      [ ]
        Security Corporation, First Security Bank of Nevada, Comstock Bancorp
        and Comstock Bank, pursuant to which Comstock Bancorp will be merged with and into First Security Corporation.
                                                                                                        WITHOLD
2.      A proposal to elect the nominees named herein to serve as WITHHOLD            FOR              AUTHORITY
        directors until the 2000 Annual Meeting of Stockholders, or FOR               [ ]                 [ ]
        AUTHORITY until their successors are elected and qualified.

                                    NOMINEES:
               Edward E. Allison                   Robert N. Barone
               Stephen C. Benna                    John A. Coombs
               Michael W. Dyer                     Mervyn J. Matorian
               Samuel P. McMullen                  Larry A. Platz
               Ronald R. Zideck

        To withhold authority to vote for any individual nominee, print the name(s) here:

        -----------------------------------------------------------------------

3.      Ratification of the Board of Directors' appointment of Kafoury, FOR           FOR    AGAINST   ABSTAIN
        AGAINST ABSTAIN Armstrong & Company to serve as independent auditors of       [ ]      [ ]      [ ]
        Comstock Bancorp for the year ending December 31, 1999.

4. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment thereof.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

        YOUR VOTE IS IMPORTANT. FAILURE TO VOTE IN PERSON OR BY PROXY IS EQUIVALENT TO A VOTE AGAINST THE PROPOSALS BEING SUBMITTED TO STOCKHOLDERS FOR THEIR CONSIDERATION AT THE MEETING.

        The undersigned acknowledges receipt prior to the execution of this proxy of a Notice of 1999 Annual Meeting of Stockholders, a Prospectus/Proxy Statement dated March 24, 1999 and the Annual Report for the year ended December 31, 1998 of Comstock Bancorp, including financial statements and an independent auditor's opinion thereon.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                  (Continued and to be signed on reverse side)

                           (Continued from other side)

Should the undersigned be present and elect to vote at the 1999 Annual Meeting of Stockholders or at any adjournment thereof and after notification to the Secretary of Comstock Bancorp at the meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

Dated:                   , 1999      Please sign exactly as name appears below.
                                     When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
                                     If a corporation, please sign in full
                                     corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by any authorized person.

                                     Signature


                                    Signature, if held jointly

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.